     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997


                                                      REGISTRATION NO. 333-26897
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      FAIRCHILD SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3674                  77-0449095
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                            ------------------------

                         FSC SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3674                  04-3363001
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                            ------------------------

                      333 WESTERN AVENUE, MAIL STOP 01-00
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                         ------------------------------

                             DANIEL E. BOXER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      FAIRCHILD SEMICONDUCTOR CORPORATION
                      333 WESTERN AVENUE, MAIL STOP 01-00
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:
                          CHRISTOPHER G. KARRAS, ESQ.
                             DECHERT PRICE & RHOADS
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 994-4000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

      2.01   Agreement and Plan of Recapitalization dated January 24, 1997 between Sterling Holding Company, LLC
             ("Sterling") and National Semiconductor Corporation ("National Semiconductor").+

      2.02   Asset Purchase Agreement dated as of March 11, 1997 between the Company and National Semiconductor.+

      3.01   Certificate of Incorporation of the Company.+

      3.02   Bylaws of the Company.+

      3.03   Certificate of Incorporation of Fairchild Holdings.+

      3.04   Bylaws of Fairchild Holdings.+

      4.01   Indenture dated as of March 11, 1997 among the Company, Fairchild Holdings, as Guarantor and United
             States Trust Company of New York, as Trustee.+

      4.02   Registration Rights Agreement dated March 6, 1997 among the Company, Fairchild Holdings, as
             Guarantor, Credit Suisse First Boston Corporation, BT Securities Corporation and CIBC Wood Gundy
             Securities Corp.+

      4.03   Form of 10-1/8% Senior Subordinated Notes Due 2007 (included in Exhibit 4.01).+

     5.01**  Opinion of Dechert Price & Rhoads.

   10.01***  Technology Licensing and Transfer Agreement dated March 11, 1997 between National Semiconductor and the Company.

     10.02   Transition Services Agreement dated March 11, 1997 between National Semiconductor and the Company.+

   10.03***  Fairchild Foundry Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.

   10.04***  Revenue Side Letter dated March 11, 1997 between National Semiconductor and the Company.

   10.05***  Fairchild Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.

   10.06***  National Foundry Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.

   10.07***  National Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.

   10.08***  Mil/Aero Wafer and Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.

     10.09   Shared Services Agreement (South Portland) dated March 11, 1997 between National Semiconductor and the Company.+

     10.10   Credit Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Various Banks, Bankers
             Trust Company, Credit Suisse First Boston Corporation and Canadian Imperial Bank of Commerce.+

   10.11***  Corporate Agreement dated February 20, 1992 between Torex Semiconductor Ltd. and National
             Semiconductor.

   10.12***  Assembly/Test Subcontract Agreement dated January 9, 1997 between NS Electronics Bangkok (1993) Ltd.
             and National Semiconductor.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
   10.13***  Supply Agreement dated January 20, 1996 between National Semiconductor and Dynacraft Industries Sdn.
             Bhd.

   10.14***  Licensing and Manufacturing Agreement dated April 27, 1990 between National Semiconductor and
             Waferscale Integration, Inc.

     10.15   Qualified Titles Corresponding to Registry Title Nos. 19, 44 and 3400-Mk 12 from the State of Penang,
             Malaysia and corresponding Sale and Puchase Agreements, each dated March 11, 1997, between National
             Semiconductor Sdn. Bhd. and Fairchild Semiconductor Sdn. Bhd.+

     10.16   Lease Agreement dated October 10, 1979 between Export Processing Zone Authority and Fairchild
             Semiconductor (Honk Kong) Limited, and Supplemental Agreements thereto dated May 1, 1982; December
             12, 1983; August 17, 1984; March 10, 1987; February 16, 1990; August 25, 1994; May 29, 1995; June 7,
             1995; November 9, 1995; and October 24, 1996.+

     10.17   Lease for Santa Clara Facilities dated as of March 11, 1997 between National Semiconductor and the
             Company.+

     10.18   Shared Facilities Agreement (South Portland) dated March 11, 1997 between National Semiconductor and the Company.+

     10.19   Environmental Side Letter dated March 11, 1997 between National Semiconductor and the Company.+

     10.20   Master Sublease Agreement dated March 11, 1997 between National Semiconductor and the Company and
             Master Lease Agreement dated December 13, 1994 between General Electric Capital Corporation and
             National Semiconductor.+

     10.21   Fairchild NSC Deferred Compensation Plan Trust established effective March 11, 1997.+

     10.22   Fairchild NSC Deferred Compensation Plan assumed and continued, effective March 11, 1997 (included as
             Schedule A to Exhibit 10.21).+

     10.23   Fairchild Benefit Restoration Plan.+

     10.24   Fairchild Incentive Plan.+

     10.25   FSC Semiconductor Corporation Executive Officer Incentive Plan.+

     10.26   FSC Semiconductor Corporation Stock Option Plan.+

     10.27   Employment Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Sterling and Kirk P.
             Pond.+

     10.28   Employment Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Sterling and Joseph
             R. Martin.+

     12.01   Statement of Ratio of Earnings to Fixed Charges.+

     21.01   Subsidiaries of the Company.+

    23.01**  Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).

     23.02   Consent of KPMG Peat Marwick LLP to the Company.+

     23.03   Consent of KPMG Peat Marwick LLP to Fairchild Holdings.+

     24.01   Power of Attorney.+

     25.01   Statement of Eligibility and Qualification of United States Trust Company of New York on Form T-1.+

     27.01   Financial Data Schedule for the Company.+

     27.02   Financial Data Schedule for Fairchild Holdings.+

     99.01   Form of Letter of Transmittal.+

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     99.02   Form of Notice of Guaranteed Delivery.+

------------------------

+   Previously filed.

**  To be supplied by amendment.


*** Filed herewith, with portions omitted in accordance with an application for confidential treatment filed with the Commission.


    (b) Financial Statement Schedules:


    Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 26th day of June, 1997.


                                FAIRCHILD SEMICONDUCTOR CORPORATION

                                By:  DANIEL E. BOXER
                                     ------------------------------------------
                                     Daniel E. Boxer
                                     Executive Vice President,
                                     General Counsel and Secretary


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 26, 1997.


          SIGNATURE                               TITLE
------------------------------  ------------------------------------------

              * Chairman of the Board of Directors, ------------------------------ President and Chief Executive Officer
         Kirk P. Pond           (principal executive officer)

              *                 Executive Vice President,
------------------------------  Chief Financial Officer and Director
       Joseph R. Martin         (principal financial and accounting
                                officer)

              *                 Director
------------------------------
        Brian L. Halla

              *                 Director
------------------------------
       William N. Stout

              *                 Director
------------------------------
    Richard M. Cashin, Jr.

              *                 Director
------------------------------
      Paul C. Schorr IV

*          DANIEL E. BOXER
By:   -------------------------
           Daniel E. Boxer
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 26th day of June, 1997.


                                FSC SEMICONDUCTOR CORPORATION

                                By:  DANIEL E. BOXER
                                     ------------------------------------------
                                     Daniel E. Boxer
                                     Executive Vice President,
                                     General Counsel and Secretary


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 26, 1997.


          SIGNATURE                               TITLE
------------------------------  ------------------------------------------

              * Chairman of the Board of Directors, ------------------------------ President and Chief Executive Officer
         Kirk P. Pond           (principal executive officer)

              *                 Executive Vice President,
------------------------------  Chief Financial Officer and Director
       Joseph R. Martin         (principal financial and accounting
                                officer)

              *                 Director
------------------------------
        Brian L. Halla

              *                 Director
------------------------------
       William N. Stout

              *                 Director
------------------------------
    Richard M. Cashin, Jr.

              *                 Director
------------------------------
      Paul C. Schorr IV

*          DANIEL E. BOXER
By:   -------------------------
           Daniel E. Boxer
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                            DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------  -----------
    2.01     Agreement and Plan of Recapitalization dated January 24, 1997 between Sterling Holding Company,
             LLC ("Sterling") and National Semiconductor Corporation ("National Semiconductor").+
    2.02     Asset Purchase Agreement dated as of March 11, 1997 between the Company and National
             Semiconductor.+
    3.01     Certificate of Incorporation of the Company.+
    3.02     Bylaws of the Company.+
    3.03     Certificate of Incorporation of Fairchild Holdings.+
    3.04     Bylaws of Fairchild Holdings.+
    4.01     Indenture dated as of March 11, 1997 among the Company, Fairchild Holdings, as Guarantor and
             United States Trust Company of New York, as Trustee.+
    4.02     Registration Rights Agreement dated March 6, 1997 among the Company, Fairchild Holdings, as
             Guarantor, Credit Suisse First Boston Corporation, BT Securities Corporation and CIBC Wood Gundy
             Securities Corp.+
    4.03     Form of 10-1/8% Senior Subordinated Notes Due 2007 (included in Exhibit 4.01).+
    5.01**   Opinion of Dechert Price & Rhoads.
   10.01***  Technology Licensing and Transfer Agreement dated March 11, 1997 between National Semiconductor and the Company.
   10.02     Transition Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.+
   10.03***  Fairchild Foundry Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.
   10.04***  Revenue Side Letter dated March 11, 1997 between National Semiconductor and the Company.
   10.05***  Fairchild Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the Company.
   10.06***  National Foundry Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.
   10.07***  National Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the
             Company.
   10.08***  Mil/Aero Wafer and Services Agreement dated March 11, 1997 between National Semiconductor and the Company.
   10.09     Shared Services Agreement (South Portland) dated March 11, 1997 between National Semiconductor and the Company.+
   10.10     Credit Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Various Banks,
             Bankers Trust Company, Credit Suisse First Boston Corporation and Canadian Imperial Bank of
             Commerce.+
   10.11***  Corporate Agreement dated February 20, 1992 between Torex Semiconductor Ltd. and National
             Semiconductor.
   10.12***  Assembly/Test Subcontract Agreement dated January 9, 1997 between NS Electronics Bangkok (1993)
             Ltd. and National Semiconductor.
   10.13***  Supply Agreement dated January 20, 1996 between National Semiconductor and Dynacraft Industries
             Sdn. Bhd.
   10.14***  Licensing and Manufacturing Agreement dated April 27, 1990 between National Semiconductor and
             Waferscale Integration, Inc.

EXHIBIT NO.                                            DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------  -----------
   10.15     Qualified Titles Corresponding to Registry Title Nos. 19, 44 and 3400-Mk 12 from the State of
             Penang, Malaysia and corresponding Sale and Puchase Agreements, each dated March 11, 1997, between National Semiconductor Sdn. Bhd. and Fairchild Semiconductor Sdn. Bhd.+
   10.16     Lease Agreement dated October 10, 1979 between Export Processing Zone Authority and Fairchild
             Semiconductor (Honk Kong) Limited, and Supplemental Agreements thereto dated May 1, 1982;
             December 12, 1983; August 17, 1984; March 10, 1987; February 16, 1990; August 25, 1994; May 29,
             1995; June 7, 1995; November 9, 1995; and October 24, 1996.+
   10.17     Lease for Santa Clara Facilities dated as of March 11, 1997 between National Semiconductor and the Company.+
   10.18     Shared Facilities Agreement (South Portland) dated March 11, 1997 between National Semiconductor and the Company.+
   10.19     Environmental Side Letter dated March 11, 1997 between National Semiconductor and the Company.+
   10.20     Master Sublease Agreement dated March 11, 1997 between National Semiconductor and the Company and Master Lease Agreement dated December 13, 1994 between General Electric Capital Corporation and National Semiconductor.+
   10.21     Fairchild NSC Deferred Compensation Plan Trust established effective March 11, 1997.+
   10.22     Fairchild NSC Deferred Compensation Plan assumed and continued, effective March 11, 1997
             (included as Schedule A to Exhibit 10.21).+
   10.23     Fairchild Benefit Restoration Plan.+
   10.24     Fairchild Incentive Plan.+
   10.25     FSC Semiconductor Corporation Executive Officer Incentive Plan.+
   10.26     FSC Semiconductor Corporation Stock Option Plan.+
   10.27     Employment Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Sterling and
             Kirk P. Pond.+
   10.28     Employment Agreement dated March 11, 1997 among the Company, Fairchild Holdings, Sterling and
             Joseph R. Martin.+
   12.01     Statement of Ratio of Earnings to Fixed Charges.+
   21.01     Subsidiaries of the Company.+
   23.01**   Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).
   23.02     Consent of KPMG Peat Marwick LLP to the Company.+
   23.03     Consent of KPMG Peat Marwick LLP to Fairchild Holdings.+
   24.01     Power of Attorney.+
   25.01     Statement of Eligibility and Qualification of United States Trust Company of New York on Form
             T-1.+
   27.01     Financial Data Schedule for the Company.+
   27.02     Financial Data Schedule for Fairchild Holdings.+
   99.01     Form of Letter of Transmittal.+
   99.02     Form of Notice of Guaranteed Delivery.+


------------------------

+   Previously filed.

**  To be supplied by amendment.


*** Filed herewith, with portions omitted in accordance with an application for confidential treatment filed with the Commission.